EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Allied Defense Group, Inc.
Vienna, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-101724) and Form S-8 (Nos. 2-96771, 33-25677, 33-41422, 33-45303, 33-57170 and 33-57172) of The Allied Defense Group, Inc. of our report dated April 7, 2010, relating to the consolidated financial statements and financial statement schedules which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman LLP

Bethesda, Maryland
April 7, 2010

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